Exhibit 99.1

Faraday Future Unveils Full-Form EAI Robot World Spanning Six Product Series, Launches World’s First Three-in-One EAI Robotics Education Ecosystem Strategy, and Debuts All-New Futurist Humanoid Robot and FX Navi with Priced at $1,990

●	FF unveiled the first-half launch of its full-form EAI Robot World, covering six major product series. With this lineup, FF becomes the robotics company in the U.S. market even globally with the most complete range of robot form factors.

●	FF officially launched the world’s first Three-in-One EAI robotics education ecosystem strategy.

●	The event featured the first-half launch of the All-New Futurist — the first full-size humanoid robot in the U.S. to natively support NVIDIA Sonic’s full-body motion control system for humanoid robots. The All-New Futurist Ultra, to be launched later this year, will be powered by the Jetson Thor chip. Key specs of All-New Futurist: about 5 ft 8 in stature; about 121 lbs (around 14% lighter than the previous generation); 31 degrees of freedom; 320 N·m peak knee-joint torque; top speed of about 11 mph; and up to six hours of runtime on a new 1,152 Wh dual-battery system.

●	FF introduced the globally first education-focused VLA + World Model, with the goal of making it the No. 1 Brain and No. 1 foundation model for the global EAI robotics education ecosystem.

●	FF’s open-source and open developer platform for young developers officially went live, with the first batch of developer tools including Brain Blocks, EAI Soul, and SDK/API available starting today.

●	FF officially launched FX Navi, the first foundational EAI learning quadruped robot in the U.S., priced at $1,990, making it the only quadruped robot in the U.S. priced under $2,000 that supports customized development. Key specs: 12 joint motors; 46.5 × 20 × 51.5 cm and 8 kg; smartphone-powered brain (iOS and Android); 3D-printable head module; visual programming platform, official curriculum, and Skill Store.

●	FF announced pricing for EAI education robot devices across multiple form factors, along with the Curriculum Skill, and officially opened the next phase of FF PAR partner recruitment.

●	FF offered a veiled first-look at FF Master Mini, the first compact Embodied AI humanoid robot in the U.S. designed for both education and sports competition, as well as FF Nova, the first entry-level miniature Embodied AI humanoid robot in the U.S. designed for both education and companionship. On June 22, at Automate in Chicago, FF will present the second-half launch of the FF EAI Robot World, the second-half launch of the All-New Futurist, the launch of its new mobile manipulator, and a preview of FF’s EAI robotics industrial ecosystem.

Los Angeles, CA (June 16, 2026) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today unveiled the first-half launch of its full-form EAI Robot World spanning six major product series, launched the world’s first Three-in-One EAI Robotics Education Ecosystem Strategy, and debuted the All-New Futurist humanoid robot and FX Navi quadruped robot, with FX Navi priced at $1,990 and sales and delivery opening immediately.

Replay of the event: https://g.ff.com/616replay

“With today’s launch of our full-form EAI Robot World, the world’s first Three-in-One EAI Robotics Education Ecosystem Strategy, and the All-New Futurist and FX Navi, FF is moving decisively to become a pathbreaker, ecosystem builder, and mass-adoption driver in the global B2C robotics market,” said YT Jia, Founder and Global CEO of FF. “Together with our education partners, our vision of the world’s first robotics education ecosystem serving both B2B institutions and B2C family education is quickly becoming a reality.”

FF also officially launched the FF Robotics Par (Partner) Program, opening the door to global collaboration with partners around the world. Today’s event, held at FF’s new headquarters in El Segundo, CA, was attended by the FF leadership team, employees, media, investors, representatives from nearby schools and numerous other invited guests. A congratulatory video from California State Treasurer Fiona Ma, recorded especially for today’s launch, was also played for those in attendance.

Four New EAI devices:

All-New Futurist

Positioned as FF’s all-in-one professional expert, the All-New Futurist is the first full-size humanoid in the U.S. to natively support NVIDIA Sonic’s full-body motion control system as its cerebellum, and the upcoming All-New Futurist Ultra will be powered by the Jetson Thor high-performance computing chip — delivering one of the strongest motion capabilities in the industry.

Body: lighter, stronger, more refined. The robot stands about 5 feet 8 inches and weighs only about 121 pounds — around 14% lighter than the previous generation. A new T-shaped structure improves stability and enables a more human-like walking posture.

Actuation: 31 degrees of freedom across the body (excluding the hands) and peak knee-joint torque of 320 newton-meters. It can do more than walk — it can truly run, with a top speed of up to about 11 miles per hour. A new 1,152 watt-hour dual-battery system delivers up to six hours of runtime, three times the previous generation.

Brain: built on the VLA + World Model, the All-New Futurist integrates perception, understanding, and action, thinking one step ahead before it acts.

Use cases span reception, performances, and guided services in commercial and public settings, plus flexible factory tasks, warehouse handling, and hazardous-environment operations in industrial deployments. Together these upgrades deliver lower cost and higher efficiency via dual batteries and auto-charging, expanded capability through more degrees of freedom, vision-guided control, and all-terrain walking, and a richer experience through stable, refined motion and active multimodal interaction on its curved facial display.

Today’s launch is only the first half of the story — more detailed specs and applications will be revealed at Automate in Chicago on June 22.

FX Navi

The first foundational EAI learning quadruped robot in the United States. Designed by FF for home and classroom use and paired with the nation’s first EAI STEM curriculum framework, Navi connects learning, programming, and hands-on creation, helping children grow from EAI users into EAI builders and creators.

First, Navi is a true Embodied AI robot. With 12 joint motors, it walks smoothly through everyday spaces — door thresholds, carpets, hallways. At 46.5 × 20 × 51.5 cm and only 8 kg, it fits easily into a classroom or living room.

Second, a built-in education ecosystem and continuous OTA evolution: a visual programming platform, official curriculum, and Skill Store grow with the child. The more Navi is used, the smarter it becomes.

Third, a smartphone becomes Navi’s brain. Slotted into the head module, the phone’s compute, camera, and microphone power Navi’s senses — iOS and Android both supported.

Fourth, FF has released the 3D model of Navi’s head module, so children can design and print their own, swap skins, and add stickers — no two Navis need look alike.

Fifth, OTA upgrades will keep adding built-in AI capabilities, including autonomous following, multimodal perception, and interaction through language, facial expression, and movement.

Navi starts at $1,990 — ready to use out of the box. For an additional one-time $390, the Lifetime Premium Development & Skills Package unlocks lifetime access to a complete development ecosystem, with tools for beginners, creators, and professional developers. For $490 per year, the Curriculum Skills Package adds a step-by-step Embodied AI curriculum across nine progressive levels. Both packages are shared across FF’s EAI robot lineup — not exclusive to Navi.

FX Aegis starts at $4,490 and FF Master at $37,990. All-New Futurist pricing will be revealed at Automate on June 22; Nova and Master Mini will follow at their respective launches.

Navi is available today through FF Mall and partner e-commerce, with livestream sales on TikTok and continued expansion into mainstream channels for families, schools, and institutions.

Master Mini & Nova Preview Launch

We’re also previewing two new humanoid robots. Master Mini, about 1 meter tall, is the first compact Embodied AI humanoid in the U.S. designed for both education and athletic competition — a true EAI platform that can step onto the field, compete, and kick a real ball. Nova, about 50 centimeters tall, is the first entry-level miniature Embodied AI humanoid in the U.S. designed for both education and companionship — an EAI learning companion that can grow alongside children. Full configurations, features, and pricing will follow in dedicated launch events.

These products mark a new generation of American Physical AI and robotics — part of a U.S.-led “Made in USA” ecosystem FF is building to drive advanced-manufacturing reshoring and create value for the U.S. economy.

FF’s Five Unique Advantages

Behind these devices is what FF calls a “one brain, multiple forms” approach — enabled by five unique advantages.

First, a continuously evolving EAI Brain and an open-source, open developer platform. With VLA + World Model as the foundation model, FF’s first-phase goal is to make it the No. 1 Brain and No. 1 foundation model for the global EAI robotics education ecosystem. Built on FF’s self-developed EAI 5×4 technology architecture, together with open-source and open models and FF’s robot Skills and Agent system, the EAI Brain is designed to operate across use cases, act with greater autonomy, and generalize to new tasks — capabilities FF is rapidly packaging into professional roles across virtually every profession and industry.

Second, FF’s full-form FF EAI Robot World for EAI devices. Unlike leading companies that focus on a single general-purpose humanoid, FF has taken a “one brain, multiple forms” approach from the start, combining one generalizable Brain with multiple robot form factors and EAI Agents and Skills to accelerate the path for robots to develop domain expertise, take on professional roles, and move toward scaled deployment.

Third, the EAI Data Factory, which supplies data from real-world use cases.

Fourth, FF’s global EAI industry bridge, which delivers cost and efficiency advantages.

Fifth, an evolutionary ecosystem flywheel and moat built on the first four advantages, together with scaled delivery and deployment.

EAI Education Ecosystem Strategy Launch

FF officially launched its FF EAI Education Ecosystem strategy, the world’s first Three-in-One EAI robotics education ecosystem, designed for both B2C family education and B2B educational institutions. under the theme “Grow with EAI” — growing alongside Physical AI.

Built on FF’s global EAI industry bridge strategy and powered by its Three-in-One ecosystem strategy, the FF EAI Robotics Education ecosystem is a complete solution and education system.

For B2C users, the ecosystem is designed to enable the first wave of families to bring robots into the home, helping children enter the world of Physical AI earlier and shape an AI-native generation.

For B2B users, FF’s EAI education ecosystem is designed to empower research and education across the full value chain. Scaled device deployment, an open-source and open EAI Brain, and the Data Factory together create unique value for the research and education sector.

By making family education the first B2C entry point for EAI robots, FF aims to unlock the home market and create more consumer use cases for EAI robots.

FF Open-Source and Open Developer Platform

FF also announced that its FF Open-Source and Open Developer Platform — Youth Edition is now live, centered on openness and development and comprising two parts: developer-facing services and the user-facing Agent Skill Store. At the center of the platform is a complete developer toolchain. Today, FF is opening access to the first set of tools: Brain Blocks — a block-based programming platform that supports the full path from Blocks to ROS 2, one-code deployment across multiple robot models, and Vibe Coding, which allows users to generate programs using natural language. EAI Soul — a “soul” engine that helps shape a robot’s personality, voice, and dedicated knowledge base. Create Studio Beta — a tool that can generate robot motion from an uploaded video. SDK/API — a local development kit for professional developers. All the tools can be tested in simulation first and then deployed to real robots with one click.

The developer portal is the single-entry point and growth hub for the platform. It is open to three types of developers: young developers ages 6 to 18; community developers, including educators, industry experts, content creators; and professional engineers and research teams. Each developer follows a growth path and level system, and can develop, test, and publish Agent Skills through the portal. FF’s physical robotics labs will also open to developers for scheduled visits and hands-on work with real robots.

FF is also launching the Youth Agent Skill Store, where children can publish their own Agent Skills, build their portfolios, and try out the projects created by their classmates. Teachers can also share outstanding projects with the entire class, letting students see their own creations running on a real robot.

FF also launched its Developer Ecosystem Program, prioritizing incentives for developers in key sectors such as education and security. Through revenue sharing, hackathons, campus programs, and global community exposure, FF aims to help every developer earn recognition and rewards for what they create.

FF Robotics Par Program

FF officially launched the FF Robotics Par (Partner) Program to drive global collaboration across three partner categories: regional channel partners, to expand FF’s sales and service network; education content partners, to develop curriculum, teaching content, and classroom applications; and ecosystem co-creation partners, to deepen collaboration across products, data, operations, and services and jointly build an open robotics ecosystem.

On June 22 at Automate in Chicago, FF will launch additional EAI devices under its full-form EAI Robot World, including FF’s wheeled mobile manipulator. FF will also showcase more real-world applications and ecosystem partnership updates. FF invites users, parents, educational institutions, commercial customers, developers, and ecosystem partners to join us in bringing EAI robots into the real world.

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a Three-in-One ecosystem of “Device, Data, EAI Brain & Open-Source and Open Platform,” FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website: https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding potential future legal actions against alleged illegal market manipulation or similar improper activities, and FF’s entry into the embodied AI robotics market and robotics deliveries and development, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, that may affect actual results or outcomes include, among others: the Company’s ability to timely regain compliance with Nasdaq’s minimum bid requirement; the Company’s common stock will be suspended from trading on Nasdaq if it’s closing price is $0.10 or less for 10 consecutive trading days; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy, which the Company currently lacks; the agreement of stockholders to substantially increase the Company’s share capital, which could result in substantial additional dilution; the willingness of convertible debt investors to fund the Company while it lacks sufficient share capital for conversions; demand for the Company’s robotics products; the ability of B2B preorder companies to locate customers to purchase our robotics products, on which their nonbinding preorders substantially depend; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the ability of the Company to build an EAI education ecosystem that serves both the B2C consumer market and the B2B institutional education market; the acceptance by teachers and students of the Company’s robotics products in the education market; the Company’s reliance on a single OEM for most of its robotics products; the Company’s ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and Form 10-K filed with the SEC on March 31, 2026, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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